Exhibit 3.2.2
GRIFOLS INC.
AMENDED AND RESTATED BYLAWS
ARTICLE 1
NAME
     The name of the corporation is Grifols Inc., which is a Virginia corporation and formerly known as Stream Merger Sub, Inc.
ARTICLE 2
OFFICES
     Section 1. Registered Office and Registered Agent. The corporation shall maintain a registered office and a registered agent in the Commonwealth of Virginia as required by the laws of said Commonwealth.
     Section 2. Other Offices. The corporation shall in addition to its registered office in the Commonwealth of Virginia establish and maintain an office or offices at such place or places as the Board of Directors may from time to time find necessary or desirable.
ARTICLE 3
MEETINGS OF SHAREHOLDERS
     Section 1. Place of Meetings. Meetings of the shareholders shall be held at such place, within or without the Commonwealth of Virginia, as the Board of Directors may determine. Any previously scheduled meeting of the shareholders, except for a special meeting called by the shareholders in accordance with these Bylaws, may be postponed by action of the Board of Directors taken prior to time previously scheduled for such meeting.
     Section 2. Annual Meeting of Shareholders. The annual meeting of the shareholders shall be held on such date and at such time as the Board of Directors may determine. At each such annual meeting, the shareholders shall elect by plurality vote, in accordance with the Articles of Incorporation and these Bylaws, directors to hold office until the next annual meeting of the shareholders and until their successors are respectively elected and qualified or as otherwise provided by statute, the Articles of Incorporation or these Bylaws. Any other proper business may be transacted at the annual meeting.
     Section 3. Special Meeting of Shareholders. A special meeting of the shareholders for any purpose or purposes may be called by (a) the Chairman of the Board, (b) the Board of

Directors, (c) the President or (d) by the Secretary upon the unanimous request of the shareholders. Business transacted at any special meeting of the shareholders shall be confined to the purpose or purposes stated in the notice of the meeting.
     Section 4. Quorum. A majority of the votes entitled to be cast on a matter by a voting group shall constitute a quorum of the voting group for action on that matter at any meeting of the shareholders, except as otherwise provided by statute or the Articles of Incorporation. Once a share is represented for any purpose at a meeting of the shareholders, it is deemed present for quorum purposes for the remainder of the meeting, and for any adjournment of that meeting unless a new record date is or shall be set for such adjourned meeting. The shareholders entitled to vote at any meeting of shareholders and present in person or by proxy, even though less than a quorum, or the chairman of the meeting shall have power to adjourn any meeting of the shareholders from time to time, without notice other than announcement at the meeting before adjournment (except as otherwise provided by statute). Any business may be transacted at such adjourned meeting that might have been transacted at the meeting as originally notified.
     Section 5. Right to Vote; Written Authorization. At any meeting of the shareholders, each shareholder having the right to vote shall be entitled to vote in person or by proxy. A shareholder or the shareholder’s agent or attorney-in-fact may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, by an electronic transmission or by any other manner permitted under the Virginia Stock Corporation Act (the “VSCA”). Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Any such appointment form shall bear a date not more than eleven months prior to said meeting, unless such appointment form expressly provides for a longer period. All appointment forms shall be effective when received by the Secretary or other officer or agent of the corporation authorized to tabulate votes.
     Section 6. Voting. Except as otherwise provided in the Articles of Incorporation, at each meeting of the shareholders each shareholder shall have one vote for each share having voting power, registered in the shareholder’s name on the share transfer books of the corporation at the record date fixed in accordance with these Bylaws, or otherwise determined, with respect to such meeting. Except as otherwise expressly provided by statute, the Articles of Incorporation or these Bylaws, action on a matter, other than the election of directors, by a voting group is approved if a quorum of the voting group exists and the votes cast within the voting group favoring the action exceed the votes cast opposing the action.
     Section 7. Notice of Meetings. Except as otherwise required by the VSCA, notice of any meeting of the shareholders shall be given to each shareholder entitled to vote thereat not less than 10 nor more than 60 days before the meeting. Such notice shall state the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice may be given by any means, including electronic transmission, permitted by the VSCA. Notwithstanding the foregoing, a written waiver of notice signed by the person or persons entitled to such notice, either before or after the date and time of the meeting that is the subject of such notice, shall be equivalent to the giving of such notice. A shareholder who attends a meeting shall be deemed to have (i) waived objection to lack of notice or defective notice of the meeting, unless at the beginning of the meeting he or she objects to holding the meeting or transacting business at the meeting, and (ii) waived objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless he or she objects to considering the matter when it is presented.
     Section 8. Chairman of the Meeting. The Chairman of the Board shall preside over all meetings of the shareholders. If he or she is not present or willing to serve, or if there is none in office, the Chief Executive Officer shall preside and, if the Chairman of the Board and the Chief Executive Officer are not present or willing to serve, or if there are none in office, the President shall preside. If the Chairman of the Board, the Chief Executive Officer and the President are not present or willing to serve, a Vice President shall preside, or, if none be present, a chairman selected by the shareholders at such meeting shall preside. The Secretary shall act as secretary of the meeting of the shareholders, if he or she is present. If he or she is not present, the chairman of the meeting shall appoint a secretary of the meeting. The chairman of the meeting, at his or her discretion, may adjourn or recess the meeting from time to time, whether or not there is a quorum, and may determine the date, time and place that a meeting so adjourned or recessed is to reconvene. The chairman of the meeting may prescribe rules of procedure for the meeting of the shareholders, including the order of business.
     Section 9. Inspectors. Unless otherwise required by law, the corporation may appoint one or more inspectors for any meeting of shareholders. Any inspectors so appointed shall receive and take charge of proxies and ballots, decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast, and perform such other duties as requested by the chairman of the meeting or as required by applicable law.
     Section 10. Action Without a Meeting. Subject to the Articles of Incorporation and the VSCA, nothing in these Bylaws shall restrict the ability of the shareholders of the corporation to take action without a meeting by executing consents in writing.
ARTICLE 4
DIRECTORS
     Section 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs shall be managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation.
     Section 2. Number and Term of Directors. The number of directors shall be determined from time to time by the Board of Directors, provided that the number of directors shall not be less than 3 nor more than 15. Each director shall serve until the next annual meeting and until his or her successor is elected and qualifies. In case of any increase in the number of directors, the Board of Directors shall have power to elect any additional director to hold office until the next shareholders’ meeting at which directors are elected. Any decrease in the number of directors shall take effect at the time of such decrease only to the extent that vacancies then exist; to the extent that such decrease exceeds the number of such vacancies, the decrease shall not become effective, except as further vacancies may thereafter occur by expiration of the term of directors at the next shareholders’ meeting at which directors are elected or otherwise.
     Section 3. Vacancy. Any vacancy occurring in the Board of Directors by reason of death, resignation, removal, increase in the number of directors or otherwise, may be filled by the shareholders or by the affirmative vote of a majority of the directors remaining in office, although less than a quorum.
     Section 4. Removal. Subject to the Articles of Incorporation, the shareholders may at any time remove one or more directors from office, with or without cause.
     Section 5. Resignation. Any director may resign at any time by delivering a written resignation to the Board of Directors, the Chairman of the Board or the Secretary. Any such resignation shall take effect upon such delivery or at such later date as may be specified therein. Any such notice to the Board of Directors may be addressed to it in care of the Secretary.
     Section 6. Chairman of the Board. The Board of Directors may choose a Chairman of the Board from among the directors. The Chairman of the Board shall preside at meetings of the Board of Directors, and shall have the powers and duties usually and customarily associated with the position of a non-executive Chairman of the Board.
     Section 7. Compensation. The Board of Directors may fix the compensation of the directors for their services, which compensation may include an annual fee, a fixed sum and expenses for attendance at regular or special meetings of the Board of Directors or any committee thereof, and such other benefits as the Board of Directors may determine. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
ARTICLE 5
COMMITTEES OF THE BOARD OF DIRECTORS
     The Board of Directors, by resolution adopted by a majority of the number of directors fixed in accordance with these Bylaws, may establish from time to time such standing or special committees of the Board of Directors as it may deem necessary or advisable, consisting of not less than two directors. The members and terms of such committees shall be as set forth in the resolutions establishing the same. Except as otherwise provided by the VSCA, a committee shall have such authority as is provided by the Board of Directors in the resolutions establishing such committee. Each committee shall report its proceedings to the Board of Directors. Provisions with respect to the Board of Directors which are applicable to meetings, actions without meetings, notices and waivers of notice and quorum and voting requirements shall also be applicable to each committee unless otherwise determined by the Board of Directors.

ARTICLE 6
MEETINGS OF DIRECTORS; ACTION WITHOUT A MEETING
     Section 1. Meetings of Directors. Regular meetings of the Board of Directors may be held pursuant to resolutions adopted from time to time by the Board of Directors, without further notice of the date, time, place or purpose of the meeting.
     Section 2. Special Meetings of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board on at least 24 hours’ notice to each director of the date, time and place thereof, and shall be called by the Chairman of the Board or by the Secretary on like notice on the request in writing of a majority of the total number of directors in office at the time of such request. Except as may be otherwise required by the Articles of Incorporation or these Bylaws, the purpose or purposes of any such special meeting need not be stated in such notice.
     Section 3. Place of Meetings. The Board of Directors may hold its meetings, within or without the Commonwealth of Virginia, at such place or places as it may from time to time determine.
     Section 4. Notice. Notice of any meeting of the Board of Directors may be given by mailing or delivering such notice to each director at the director’s residence or business address, by telephone or electronic transmission, or by any other means permitted by the VSCA. Any such notice shall state the date, time and place of the meeting, but the notice need not state the purpose or purposes therefor unless otherwise required by the Board of Directors, these Bylaws or applicable law.
     Section 5. Quorum. At each meeting of the Board of Directors, the presence of a majority of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and, except as otherwise provided by the Articles of Incorporation or these Bylaws, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A majority of the directors present at the meeting, even if less than a quorum, may adjourn the meeting to a fixed date, time and place, no further notice of the adjourned meeting being required.
     Section 6. Actions Without Meetings. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if one or more written consents stating the action taken, signed by each director either before or after the action is taken, are delivered to the corporation. Such written consents and the signing thereof may be accomplished by one or more electronic transmissions.
     Section 7. Telephone Meetings. Any or all directors may participate in any meeting of the Board of Directors or any committee thereof, or conduct such meeting, through the use of, any means of communication by which all directors participating may simultaneously hear each other. A director participating in a meeting by such means shall be deemed to be present in person at such meeting.

     Section 8. Waivers. Whenever by statute, the Articles of Incorporation or these Bylaws a notice is required to be given to any director, a written waiver thereof, signed by the director entitled to notice, whether before or after the time stated therein, and filed with the corporate records or the minutes of the meeting, shall be equivalent to notice. Attendance of any director at any meeting of the Board of Directors or any committee thereof shall constitute a waiver of notice of such meeting by such director, except as otherwise provided by statute.
ARTICLE 7
OFFICERS
     Section 1. Officers. The officers of the corporation shall be chosen and elected by the Board of Directors and may include a Chief Executive Officer, a President, one or more Vice Presidents (including Senior, Executive and Assistant Vice Presidents), a Treasurer and a Secretary. The Board of Directors may also elect Assistant Treasurers, Assistant Secretaries and such other officers as it may deem necessary or advisable. Any number of offices may be held by the same person. The Board of Directors may authorize an officer to appoint one or more other officers or assistant officers. The officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be prescribed from time to time by these Bylaws, the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe duties of other officers.
     Section 2. Election of Officers. The Board of Directors, at its annual meeting or, if there is no annual meeting, at its first regular meeting of each fiscal year, shall choose the officers of the corporation, who need not be members of the Board of Directors.
     Section 3. Term. The officers of the corporation shall hold office until their successors are chosen and qualified. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors or, in the case of an officer appointed by another officer as provided in these Bylaws, by such other officer unless otherwise determined by the Board of Directors.
     Section 4. Removal. Any officer may be removed at any time, with or without cause, by the Board of Directors or, in the case of an officer appointed by another officer as provided in these Bylaws, by such other officer unless otherwise determined by the Board of Directors. An officer’s removal does not affect such officer’s contract rights, if any, with the corporation.
     Section 5. Resignation. Any officer may resign at any time by delivering notice of his or her resignation to the Board of Directors or the corporation. Any such resignation may be effective when the notice is delivered or at such later date as may be specified therein if the corporation accepts such later date. Any such notice to the Board of Directors shall be addressed to it in care of the Chairman of the Board or the Secretary.
     Section 6. Chief Executive Officer. Subject to the supervision and direction of the Board of Directors, the Chief Executive Officer shall be responsible for managing the business and affairs of the corporation. The Chief Executive Officer shall have supervision and direction of all of the other officers of the corporation.
     Section 7. President. The President shall be the chief operating officer of the corporation and shall perform such duties as are incident to such office or as may be prescribed by these Bylaws, the Board of Directors or the Chief Executive Officer. The President shall, in case of the absence or inability of the Chief Executive Officer to act, have the powers and perform the duties of the Chief Executive Officer.
     Section 8. Vice Presidents. The Vice Presidents shall have such powers and duties as may be incident to such office or as may be prescribed by the Board of Directors or directed by the Chief Executive Officer.
     Section 9. Treasurer. The Treasurer shall be responsible for the care and custody of all the funds and securities of the corporation. The Treasurer shall render an account of the financial condition and operations of the corporation to the Board of Directors or the Chief Executive Officer as often as the Board of Directors or the Chief Executive Officer shall require. He or she shall have such other powers and duties as are incident to such office or as may be prescribed by the Board of Directors or directed by the Chief Executive Officer.
     Section 10. Secretary. The Secretary shall act as custodian of the minutes of all meetings of the Board of Directors and of the shareholders and of the committees of the Board of Directors. He or she shall attend to the giving and serving of all notices of the corporation, and the Secretary or any Assistant Secretary shall attest the seal of the corporation upon all contracts and instruments executed under such seal. He or she shall also be custodian of such other books and records as the Board of Directors or the Chief Executive Officer may direct. He or she shall have such other powers and duties as are incident to such office or may be prescribed by the Board of Directors or directed by the Chief Executive Officer.
ARTICLE 8
CAPITAL STOCK
     Section 1. Certificates. The shares of capital stock of the corporation may be certificated or uncertificated. If certificated, the shares shall be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law. Transfer agents and/or registrars for one or more classes of shares of the corporation may be appointed by the Board of Directors and may be required to countersign certificates representing shares of such class or classes. If any officer whose signature or facsimile thereof shall have been used on a share certificate shall for any reason cease to be an officer of the corporation and such certificate shall not then have been delivered by the corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the corporation.

     Section 2. Lost, Destroyed and Mutilated Certificates. Holders of the shares of the corporation shall notify the corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.
     Section 3. Transfer of Shares. The shares of the corporation shall be transferable or assignable only on the books of the corporation by the holder in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the corporation. The corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive distributions and to vote as such owner.
     Section 4. Registered Shareholders. The corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the Commonwealth of Virginia.
ARTICLE 9
FIXING RECORD DATE
     In order to make a determination of shareholders for any purpose, including those who are entitled to notice of and to vote at any meeting of shareholders or any adjournment thereof, or entitled to express consent in writing to any corporate action without a meeting, or entitled to receive payment of any distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, the Board of Directors may fix in advance a record date which shall not be more than 70 days before the meeting or other action requiring such determination. A record date fixed by the Board of Directors with respect to any meeting of the shareholders shall be the record date for determining shareholders entitled to notice of and to vote at such meeting, unless the Board of Directors, at the time it fixes the record date for shareholders entitled to notice of the meeting, fixes a later record date on or before the date of the meeting to determine the shareholders entitled to vote at the meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or any adjournment thereof, entitled to express consent in writing to corporate action without a meeting, or entitled to receive payment of any distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, the date on which notices of the meeting or the requests for written consent are mailed or the date on which the resolution of the Board of Directors declaring or approving such distribution, allotment of rights or change, conversion or exchange is adopted, as the case may be, shall be the record date for such determination of shareholders. Except as otherwise expressly prescribed by statute, only shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or entitled to express such consent, or entitled to receive payment of such distribution or allotment of rights, or entitled to exercise such rights in respect of change, conversion or exchange, or to take such other action, as the case may be, notwithstanding any transfer of shares on the share transfer books of the corporation after any such record date fixed as aforesaid. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.
ARTICLE 10
INDEMNIFICATION PRIOR TO THE EFFECTIVE TIME
     For a period of six years from the Effective Time, the corporation shall honor the exculpation, indemnification and advancement of expenses provisions in the bylaws of Talecris Biotherapeutics Holdings Corp. as in effect immediately prior to the Effective Time. For purposes of these Bylaws, the term “Effective Time” shall have the meaning given in the Agreement and Plan of Merger, dated June 6, 2010, among Grifols, S.A., Grifols, Inc. and Talecris Biotherapeutics Holdings Corp.
ARTICLE 11
INDEMNIFICATION AFTER THE EFFECTIVE TIME
     Section 1. For purposes of this Article:
     (a) “eligible person” means a person who is or was a director or officer of the corporation at any time after the Effective Time or a person who is or was a director or officer of the corporation and serving at the request of the corporation at any time after the Effective Time as a director, trustee, partner, officer or employee of another corporation, affiliated corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A person shall be considered to be serving an employee benefit plan at the request of the corporation if such person’s duties to the corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan;
     (b) “expenses” includes, without limitation, counsel fees;
     (c) “liability” means the obligation to pay a judgment, settlement, penalty, fine (including any excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred with respect to a proceeding;
     (d) “party” includes, without limitation, an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding; and
     (e) “proceeding” means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

     Section 2. Every reference herein to directors, officers, trustees, partners, employees, agents or consultants shall include former directors, officers, trustees, partners, employees, agents or consultants and their respective heirs, executors and administrators, provided that Article 10 shall be the sole source of indemnification and advancement of expenses for any such persons acting in any such capacity before the Effective Time. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article shall not be exclusive of any other rights to which any person may be entitled, including any rights under policies of insurance that may be purchased and maintained by the corporation or others, with respect to claims, issues or matters in relation to which the corporation would not have the power to indemnify such person under the provisions of this Article.
     Section 3. To the fullest extent permitted by the VSCA, as it exists on the date hereof or as hereafter amended, the corporation shall indemnify any person who was or is a party to any proceeding, including a proceeding brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation, by reason of the fact that such person is or was an eligible person against any liability incurred by such person in connection with such proceeding. To the same extent, the corporation is empowered to enter into a contract to indemnify any eligible person against liability in respect of any proceeding arising from any act or omission, whether occurring before or after the execution of such contract.
     Section 4. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the eligible person did not meet any standard of conduct that is or may be a prerequisite to such person’s entitlement to indemnification under Section 3 of this Article.
     Section 5. The corporation shall indemnify under Section 3 of this Article any eligible person who entirely prevails in the defense of any proceeding. Any other indemnification under Section 3 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the eligible person has met any standard of conduct that is a prerequisite to his or her entitlement to indemnification under Section 3 of this Article. The determination shall be made:
     (a) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;
     (b) if a quorum cannot be obtained under clause (a) of this Section 5, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;
     (c) by special legal counsel:
     (i) selected by the Board of Directors or its committee in the manner prescribed in clause (a) or (b) of this Section 5; or
     (ii) if a quorum of the Board of Directors cannot be obtained under clause (a) of this Section 5 and a committee cannot be designated under clause (b) of this

Section 5, selected by a majority vote of the full Board of Directors, in which selection directors who are parties may participate; or
     (d) by the shareholders of the corporation, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.
Any evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is appropriate, except that if the determination is made by special legal counsel, such authorizations and evaluations shall be made by those entitled under clause (c) of this Section 5 to select counsel or by special legal counsel so selected.
     Section 6. The corporation shall pay for or reimburse the reasonable expenses incurred by any eligible person who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under Section 5 of this Article if any such person furnishes the corporation:
     (a) a written statement, executed personally, of such person’s good faith belief that such person has met any standard of conduct that is a prerequisite to his or her entitlement to indemnification pursuant to Section 3 of this Article; and
     (b) a written undertaking, executed personally or on such person’s behalf, to repay the advance if it is ultimately determined that such person did not meet such standard of conduct.
The undertaking required by clause (b) of this Section 6 shall be an unlimited general obligation but need not be secured and may be accepted without reference to financial ability to make repayment.
     Section 7. The corporation may and is hereby empowered to indemnify or contract to indemnify, and to pay for and reimburse the reasonable expenses incurred by, any person not specified in Section 3 of this Article who was, is or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of the corporation, to the same or a lesser extent as if such person were specified as one to whom indemnification is granted in Section 3 of this Article. Unless otherwise provided by the corporation with respect to any such person, the provisions of Sections 4, 5 and 6 of this Article shall be applicable to any indemnification and payment or reimbursement of expenses provided hereafter pursuant to this Section.
     Section 8. Except as otherwise required by law, from and after the Effective Time the provisions of this Article shall be applicable to all proceedings commenced after it becomes effective, arising from any act or omission, whether occurring before or after such effective date. No amendment or repeal of this Article shall impair or otherwise diminish the rights provided under this Article (including those created by contract) with respect to any act or omission occurring prior to such amendment or repeal. The corporation shall promptly take all such actions and make all such determinations and authorizations as shall be necessary or appropriate to comply with its obligation to make any indemnity against liability, or to advance any expenses, under this Article.

     Section 9. The corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any eligible person (and for a person referred to in Section 7 of this Article) against any liability asserted against or incurred by him or her whether or not the corporation would have power to indemnify him or her against such liability under the provisions of this Article.
     Section 10. Nothing herein shall prevent or restrict the power of the corporation to make or provide for any further indemnity, or any provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, the Articles of Incorporation, Bylaws or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the directors of the corporation shall be a party to or beneficiary of any such agreements, the Articles of Incorporation, Bylaws or other arrangements); provided, however, that any provision of such agreements, the Articles of Incorporation, Bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article or applicable laws of the Commonwealth of Virginia, but other provisions of any such agreements, the Articles of Incorporation, Bylaws or other arrangements shall not be affected by any such determination.
     Section 11. Each provision of this Article shall be severable and an adverse determination as to any such provision shall in no way affect the validity of any other provision.
ARTICLE 12
MISCELLANEOUS
     Section 1. Fiscal Year. The fiscal year of the corporation shall be determined by the Board of Directors.
     Section 2. Corporate Seal. The corporate seal of the corporation, if any, shall have inscribed thereon the name of the corporation, the fact of its establishment in the Commonwealth of Virginia and the words “Corporate Seal.” Such seal may be used by causing it or a facsimile thereof to be impressed, affixed, printed or otherwise reproduced.
     Section 3. Severability. If any provision of these Bylaws shall be held invalid or unenforceable in any respect, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable any other provision of the Bylaws in any jurisdiction.
ARTICLE 13
BYLAWS
     Unless proscribed by the Articles of Incorporation, these Bylaws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of directors fixed in accordance with these Bylaws. The shareholders entitled to vote in respect to the election of directors, however, shall have the power to rescind, amend, alter or repeal any Bylaws and to enact Bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.